                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Republic Group Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

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   (4)  Date Filed:

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
                          REPUBLIC GROUP INCORPORATED
                                 P. O. BOX 1307
                         HUTCHINSON, KANSAS 67504-1307

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 28, 1999



         The Annual Meeting of Stockholders of Republic Group Incorporated (the "Company") will be held on Thursday, October 28, 1999, at 9:30 a.m., Central Daylight Savings Time, in The Gallery of the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas for the following purposes:

         (1) Electing eight directors to serve on the Board of Directors of the Company until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified,

         (2) Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

         Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement attached to this Notice.

         Only stockholders of record at the close of business on August 31, 1999 will be entitled to notice of or to vote at the meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Company's office at 1320 Greenway Drive, Suite 920, Irving, Texas 75038 for a period of ten days preceding the meeting.

                       By Order of the Board of Directors




                       Janey L. Rife
                       Vice President, Treasurer and Secretary

Hutchinson, Kansas
September 20, 1999

                          REPUBLIC GROUP INCORPORATED
                                 P. O. BOX 1307
                         HUTCHINSON, KANSAS 67504-1307

                               SEPTEMBER 20, 1999

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                  STOCKHOLDERS TO BE HELD ON OCTOBER 28, 1999

         The accompanying proxy is solicited by the Board of Directors of Republic Group Incorporated (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held in The Gallery of the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas on Thursday, October 28, 1999 at 9:30 a.m., Central Daylight Savings Time and at any adjournment thereof. These proxy materials are being sent to the stockholders of the Company on or about September 20, 1999. The Company will bear the cost of solicitation. Solicitation may be made by personal interview, mail, telephone or telegram by directors, officers and regular employees. The Company may also request that banking institutions, brokerage firms, custodians, trustees, nominees or fiduciaries forward solicitation materials to the beneficial owners of common stock, par value $1.00 per share, of the Company ("Common Stock"), held of record by such persons; the Company will reimburse the forwarding expenses.

         All shares represented by a valid proxy will be voted. The person giving the proxy has the right to revoke the same at any time before it has been exercised by giving written notice to that effect to the Secretary of the Company. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote in person if desired.


                                 ANNUAL REPORT

         The Company's Annual Report to Stockholders, covering the fiscal year ended June 30, 1999, including audited financial statements, is enclosed herewith, but neither the report nor the financial statements are incorporated in this proxy statement or are deemed to be a part of the material for the solicitation of proxies.


                               OUTSTANDING STOCK

         At the close of business on August 31, 1999, the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to be voted 11,802,337 shares of Common Stock.


                               QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat may adjourn the Annual Meeting from time to time for a period not to exceed 30 days, without notice, until a quorum is present or represented.

         Pursuant to the bylaws of the Company, the number of directors of the Company has been fixed at eight. Cumulative voting for directors is not permitted. Consequently, the eight persons receiving the greatest number of votes at the Annual Meeting will be elected as the directors of the Company.

         Holders of Common Stock will be entitled to one vote for each share of such stock owned of record at the close of business on August 31, l999 with respect to each matter submitted to a vote at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes have no effect on the election of directors except to the extent that they affect the total votes received by any particular candidate. With respect to other matters requiring approval of a quorum, abstentions will have the effect of negative votes, but broker non-votes will have no effect because they are not treated as shares entitled to vote on such matters.

                               SECURITY OWNERSHIP

         The following table sets forth information with respect to the beneficial ownership of equity securities of the Company as of August 31, 1999 by (i) each person known to management to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director and each nominee for election as a director of the Company, (iii) each named executive officer for which compensation information is provided in this proxy statement and (iv) all directors and executive officers as a group:

                                     Name and Address                      Amount and Nature                       Percent
       Title of Class              of Beneficial Owner (1)             of Beneficial Ownership (2)                 Of Class
     -------------------    -------------------------------------      ---------------------------                 --------
     Common Stock,          T. Rowe Price Associates, Inc.(3) (6)                744,000                             6.20%
     $1.00 par value (4)    Todd T. Brown                                         41,270                               *
                            C. William Claypool                                    3,749                               *
                            Geary D. Cribbs                                       51,843                               *
                            Lon D. Lewis                                          10,033                               *
                            Bert A. Nelson                                        22,932                               *
                            Talbot Rain                                            9,955                               *
                            Doyle R. Ramsey                                       36,185                               *
                            Gerald L. Ray                                        306,040 (5)                         2.55%
                            Robert F. Sexton                                      31,350                               *
                            Phil Simpson(6)                                    2,282,215 (7)                        19.02%
                            L. L. Wallace                                         27,794 (8)                           *
                            David B. Yarbrough                                    37,286                               *

                            All Directors and Executive
                            Officers as a Group
                            (17 persons)                                       2,938,366                            24.49%

* The percentage of shares of Common Stock beneficially owned is less than 1% of the issued and outstanding shares of such Common Stock.

(1) Messrs. Brown, Cribbs, Lewis and Ramsey are executive officers of the Company. Mr. Simpson is an executive officer and director of the Company and beneficial owner of more than 5% of the Company's Common Stock. Messrs. Claypool, Nelson, Rain, Ray, Sexton, Wallace and Yarbrough are directors of the Company.

(2) Includes shares with respect to which executive officers, directors or their estates have the right to acquire beneficial ownership pursuant to the exercise of stock options exercisable at, or within 60 days after, August 31, 1999, as follows: Brown - 14,125, Cribbs - 14,275, Lewis - 8,525, Nelson - 20,350, Rain - 8,800, Ramsey - 10,725, Ray -
         8,800, Sexton - 20,350, Simpson - 25,750, Wallace - 8,800, Yarbrough -
         8,800 and all Directors and Executive Officers as a Group - 196,974. Also includes shares in the accounts established under the Company's Employee Stock Ownership Plan for persons who are salaried employees of the Company, with respect to which each executive officer named in the Summary Compensation Table has voting power, as follows: Brown - 15,646, Cribbs - 20,938, Lewis - 670, Ramsey - 9,798, Simpson - 91,511
         and all Executive Officers as a Group - 157,460. Unless otherwise indicated, all other shares are owned directly and the owner of such shares has sole voting and investment power.

(3) These securities are owned by various individual and institutional investors, for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities. Price Associates, however, expressly disclaims that it is the beneficial owner of such securities.

(4) A Common Stock Purchase Right ("Purchase Right") is attached to each outstanding share of Common Stock. Each Purchase Right entitles the holder to buy one share of Common Stock for $40.91. A Purchase Right is not exercisable or transferable apart from the Common Stock to which it is attached until ten days after a person (other than certain exempt persons) acquires 15% or more of the Common Stock or ten business days after the commencement or announcement of a tender offer that, if consummated, would result in ownership by a person or group of 15% or more of the Common Stock. Exempt persons include Phil Simpson, his wife, their descendants, their descendants' spouses, trusts or estates for any of their benefit and any partnership, corporation or other entity 80%-owned by any such party.

(5) Includes 209,510 shares owned by Gerald L. Ray & Associates, Inc., of which Mr. Ray is the principal owner, 12,163 shares owned by Gerald L. Ray IRA R/O, 20,900 shares owned by Gerald L. Ray IRA R/O Defined Benefit Plan, of which Mr. Ray is trustee and 54,667 shares owned by the Gerald L. Ray IRA, of which Mr. Ray is trustee.

(6) The address of T. Rowe Price Associates, Inc. is P. O. Box 17218, Baltimore, Maryland 21297. Phil Simpson's address is P.O. Box 750, Dallas, Texas 75221.

(7) Excludes (i) 488,632 shares of Common Stock held by Mr. Simpson's son and two daughters, who are not members of Mr. Simpson's household, as to which Mr. Simpson disclaims beneficial ownership and (ii) 197,910 shares owned by other relatives of Mr. Simpson, none of whom are members of Mr. Simpson's household, as to which he also disclaims beneficial ownership.

(8) Includes 7,196 shares owned by Mr. Wallace's spouse with respect to which he shares voting and investment power.


                       ACTION TO BE TAKEN UNDER THE PROXY

         All proxies duly signed, dated and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote (i) "FOR" the election of the eight nominees for directors named in this proxy statement, unless the giver withholds authority to vote for any one or more or all of such persons and (ii) in the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof. As to any other matter or business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same. Management does not know of any such other matter or business. Should any nominee named herein for the office of director become unable or be unwilling to accept nomination for or election to such position, the persons acting under the proxy will vote for the election in his stead of such other persons as management may recommend. Management has no reason to believe that any of the nominees will be unable to serve if elected to office.


                             ELECTION OF DIRECTORS

         The eight persons named below are management's nominees for election as directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. Each of the nominees has served as a director of the Company since the date of his first election or appointment to the Board of Directors of the Company.

                                                  Principal Occupation During last 5 years and                First Became a
          Name                 Age                      Directorships of Public Companies                        Director
-----------------------        ---     ---------------------------------------------------------------        --------------
C. William Claypool (a)         63     Retired since June 1997, prior thereto Corporate Vice President             1998
                                       and General Manager-Paper Division of Sonoco Products Company.
Bert A. Nelson (a)              67     Personal Investments                                                        1990
Talbot Rain (a)                 79     Retired, 1989 from Locke Purnell Rain Harrell (A Professional               1967
                                       Corporation) (attorneys) (b)
Gerald L. Ray (a)               66     President, Gerald L. Ray & Associates, Inc. (investment advisor)            1969
Robert F. Sexton (a)            65     President of Bakery Associates, Inc. (food industry supplier);              1990
                                       Director of Ultrak, Inc.
Phil Simpson                    64     Chairman of the Board, President and Chief Executive Officer                1961
                                       of the Company
L. L. Wallace (a)               86     Retired since January 1980 and prior thereto Vice President of              1980
                                       Packaging Corporation of America (paper product manufacturer)
David B. Yarbrough (a)          80     Retired since January 1987 and prior thereto President and major            1973
                                       stockholder of Yarbrough Construction Co., Inc.

(a) Messrs. Ray (chairman), Nelson and Rain are members of the Audit Committee which held two meetings during the last fiscal year. The Audit Committee meets with the independent accounting firm serving as auditors of the Company to review financial reports, to discuss their procedures and findings and to hear their recommendations with respect to financial accounting matters.

         Messrs. Yarbrough (chairman), Claypool, Sexton and Wallace are members of the Compensation Committee, which held three meetings during the last fiscal year. The Compensation Committee reviews the performance of officers and employees and makes recommendations to the Board of Directors concerning officers' salaries, bonuses for officers and employees, the Company's Employee Stock Ownership Plan, 401(k) Plan, stock option, stock appreciation right, restricted stock and performance unit awards, proposed benefit plans and other compensation related matters.

(b) The Company was represented by Locke Liddell & Sapp LLP, the successor corporation to Locke Purnell Rain Harrell (A Professional Corporation), from which Mr. Rain retired in 1989, with respect to various legal matters during the fiscal year ended June 30, 1999.

         The Board of Directors held seven meetings during the last fiscal year. Each director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served, during the periods that he served.

         The Board of Directors does not have a standing nominating committee or any standing committee performing similar functions.



                           COMPENSATION OF DIRECTORS

DIRECTORS' FEES

         The Company currently pays members of the Board of Directors who are not officers or employees of the Company or its subsidiaries (each, a "Non-Employee Director") $20,000 per year for service on the Board of Directors and $5,000 per year for service on each committee of the Board of Directors on which such Non-Employee Director served.

DIRECTOR STOCK OPTION PLAN

         The Republic Group Incorporated Non-Employee Director Stock Option Plan was adopted in 1989 and amended and restated in 1996 (the "Director Plan"). Each Non-Employee Director at the time of adoption (i.e., Messrs. Rain, Ray, Wallace and Yarbrough) was granted options to purchase 11,550 shares of the Company's Common Stock at an exercise price of $4.65 per share. Messrs. Nelson and Sexton were each granted options to purchase 11,550 shares of the Common Stock at an exercise price of $3.41 per share on the date of their respective appointments to the Board of Directors. In each case, the exercise price of the applicable option equaled the fair market value of the Company's Common Stock on the date that such option was granted. These options do not have a fixed term and became fully exercisable after the recipients completed three calendar years of service on the Board of Directors, including service prior to adoption of the Director Plan.

         The 1996 amendments to the Director Plan replaced the one-time grant provision in the plan with an annual grant of options to purchase 2,200 shares of Common Stock to each Non-Employee Director at an exercise price equal to the fair market value of the Common Stock on the date of such grant. The initial grant of options under the amended Director Plan occurred on August 16, 1996, the effective date of the amendment and covered service during the year ending with the 1996 Annual Meeting. An additional grant of options occurred on October 24, 1996 following the 1996 Annual Meeting, which grant covered the 1997 fiscal year. Grants of options are generally made once annually to Non-Employee Directors on the day immediately following the Company's Annual Meeting. These options become exercisable in full one year following the date of grant, provided that the Non-Employee Director serves as a director throughout such one-year period.

         All options held by a Non-Employee Director will automatically terminate 12 months after the Non-Employee Director ceases to be a director by reason of his death or permanent disability or six months after he ceases to be a director for any other reason. The exercise price will be paid to the Company in full at the time of exercise in cash or, in whole or in combination with cash, in shares of Company Common Stock previously issued to the optionee.

         The Board of Directors believes that annual grants of long-term incentives based on the value of the Company's Common Stock will assist the Company in attracting and retaining qualified members of the Board of Directors. The Board of Directors also believes that such equity-based incentives will promote the long-term financial interests of the Company by motivating these members of the Board to achieve long-range goals.

         The Director Plan is administered by the Board of Directors as a whole and contains customary provisions for the adjustment of shares covered by the Director Plan and for the adjustment of option exercise prices in the event of stock dividends and splits, mergers and other similar events.

DIRECTOR RETIREMENT COMPENSATION ARRANGEMENT

         The Company has adopted an arrangement whereby Non-Employee Directors who have served on the Board of Directors for three or more years will be paid a lump sum retirement payment 180 days after their service on the Board of Directors terminates. The amount of the retirement payment will be the sum of
(i) the amount then being paid annually to Non-Employee Directors for service on the Board and on each committee on which the retiring director was serving at the time of his termination, (ii) $500 for each year or part thereof between 1967 and 1985, inclusive, during which he was a director, (iii) $1,000 for each year or part thereof between 1986 and 1993, inclusive, during which he was a director and (iv) $1,500 for each year or part thereof beginning in 1994, during which he was a director. The retirement payment is not payable if the director is removed or is requested (by resolution of the Board of Directors) to resign from the Board of Directors due to his serious neglect or misconduct in the discharge of his duties and responsibilities as a director of the Company or his commission of any criminal act or act of dishonesty (of which the Board of Directors shall be the sole judge), if the director directly or indirectly competes with the Company within one year after his service on the Board of Directors terminates or if the director discloses non-public, confidential or proprietary information about the Company.

                             EXECUTIVE COMPENSATION


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee has responsibility for executive compensation policies and practices. The Compensation Committee approves all elements of compensation for corporate officers and other key employees within a specified compensation range and administers the Company's 1989 Long-Term Incentive Plan, under which stock options are granted to officers, other executives and selected key employees and the Company's Amended and Restated Target Bonus Plan (the "Target Bonus Plan"), which provides an opportunity for officers, other executives and selected key employees to be eligible for bonuses based upon budgeted financial performance and stockholder value targets. The Compensation Committee regularly reports on its activities to the Board of Directors and obtains ratification by the non-employee members of the board on all items of compensation related to corporate officers. The Compensation Committee is comprised of four Non-Employee Directors who are not eligible to participate in any of the plans or programs that the Compensation Committee administers.

         The Company's compensation programs are designed to help attract and retain qualified and motivated executive officers who will provide the leadership required to achieve the Company's strategic goals. One of those goals is sustaining long-term value growth for stockholders.

COMPENSATION PRACTICES

         Executive officers of the Company are compensated primarily through base salaries, annual bonuses and long-term, equity-based incentives. Compensation derived from the last two categories is directly tied to corporate performance. It is the Compensation Committee's philosophy that a significant percentage of total executive compensation be provided through performance-based bonuses and long-term incentives. It is the intention of the Compensation Committee that executive compensation not exceed the annual deduction limitation imposed on compensation to certain executive officers by
Section 162(m) of the Internal Revenue Code of 1986, as amended. Executive compensation by the Company historically has not approached the $1,000,000 limitation.

         The Compensation Committee reviews the salaries for executive officers annually. Increases are based on evaluations of the officers' past and projected contributions to the Company and changes in competitive pay levels. It is the Company's policy to target the median salary levels of comparable companies, after taking into consideration the relative scope of responsibility and experience of each executive officer. Typically, several sources of information regarding prevailing salary levels in the paper and gypsum industries are considered. Peer companies are selected on the basis of similarities in lines of business and size. Some peer companies, because they are privately owned, are not included in the industry index shown in the stock price performance graph that appears later in this proxy statement.

COMPENSATION PROGRAMS

         During the fiscal year ended June 30, 1999, the Board of Directors approved a one-year extension of the Target Bonus Plan, which is subject to annual approval and extension by the Board of Directors. Under the Target Bonus Plan, executive officers and other key salaried employees may be eligible for bonuses. Each individual participant's eligibility for a bonus is based upon actual performance against a budgetary target approved by the Board of Directors. If actual results are 100% of the budgetary target, the participant is entitled to a standard bonus, which equals a standard bonus percentage preset for that individual by the Board of Directors multiplied by his base salary. If actual results exceed 80% of the budgetary target, but are less than 100% of the budgetary target, the participant is entitled to a fraction of his standard bonus. The numerator of the fraction is the number of percentage points that the percentage of actual performance to budgetary target exceeds 80% and the denominator is 20. If actual results exceed 100% of the budgetary target, the participant is entitled to a bonus equal to his standard bonus multiplied by the percentage of actual performance to budgetary target, up to a preset maximum formula bonus. The Compensation Committee may recommend and the Board of Directors may approve, discretionary increases to bonuses and bonuses in excess of the maximum formula bonus amount set forth in the Target Bonus Plan.

         For the fiscal year ended June 30, 1999, the budgetary target for participants with corporate-wide responsibility was budgeted operating profits for the Company. The budgetary targets for other participants were primarily budgeted divisional or facility operating profits, sales or other goals depending on the scope of the participant's responsibility. The standard bonus percentages budgeted during fiscal year 1999 ranged from 20% to 50% for executive officers and from 10% to 20% for other key employees. The maximum formula bonus for each participant was fixed at 130% of his standard bonus. With respect to fiscal 1999, the Compensation Committee and the Board of Directors exercised their discretionary authority to increase the bonuses granted to certain participants in the plan, including certain executive officers, in excess of the formula bonuses they would otherwise have received and to grant bonuses to certain other participants, including certain executive officers, who otherwise would not have received bonuses based on the formulas applicable to them. Such bonuses and increased bonuses were approved in certain situations where other accomplishments achieved by the affected participants justified such approval.

STOCK OPTIONS

         Under the Company's 1989 Long-Term Incentive Plan, annual grants of stock options are made to executive officers and other key salaried employees to retain and motivate such persons to sustain and improve long-term stock market performance. Stock options are granted at the prevailing market value and have value to the holders only if the Company's stock price increases. Typically, grants become exercisable in four equal annual increments. Although no specific targets have been set, the Company encourages its executives to acquire, through stock options granted over a period of several years, holdings in the Company that are significant in relation to their base salaries. The number of options granted to key salaried employees and to executives at a given level of responsibility is the same, with executives at higher levels of responsibility receiving larger grants.

COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

         With respect to the fiscal year ended June 30, 1999, Mr. Simpson, Chief Executive Officer of the Company, was paid a base salary of $351,300 and a bonus of $50,000, or 14% of his base salary. The bonus was paid to Mr. Simpson because of continuing progress in effecting the Company's multi-year strategic plan to significantly increase production capacity of both operating segments of the Company. Mr. Simpson's base salary for the fiscal year included a 14% increase over the previous fiscal year. Based on the information available to it, the Committee also believed that Mr. Simpson's base salary was consistent with salaries being paid to chief executive officers of comparable companies with similar experience and qualifications. During fiscal year 1999, Mr. Simpson was granted options to purchase a total of 15,000 shares of the Common Stock under the Company's 1989 Long-Term Incentive Plan: 6,886 Incentive Stock Options at an exercise price of $16.3625 per share, which equaled 110% of the closing market price of the Common Stock on the date of grant and 8,114 Non-Qualified Stock Options at an exercise price of $14.875, the closing market price of the Common Stock on the date of grant.

                             COMPENSATION COMMITTEE
                          David B. Yarbrough, Chairman
             C. William Claypool   Robert F. Sexton   L. L. Wallace

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the year ended June 30, 1999 none of the members of the Compensation Committee (i) was an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Securities and Exchange Commission Regulation S-K. During the year ended June 30, 1999, there existed no interlocking relationships involving the executive officers, directors or Compensation Committee members of the Company and the executive officers, directors or compensation committee members of any other entity.

SUMMARY COMPENSATION TABLE

         The following table provides a summary of the compensation provided to the named executive officers of the Company for the three fiscal years ended June 30, 1999.

                                                                                                 Long Term Compensation
                                             Annual Compensation                  Awards                 Payouts
                              ----------------------------------------------    ----------   --------------------------------
                                                                     Other
                                                                     Annual                  Securities             All Other
                                                                     Compen-    Restricted   Underlying              Compen-
       Name and                                         Bonus        sation       Stock        Options     LTIP      sation
  Principal Position          Year      Salary           (1)           (2)        Award          (3)      Payouts      (4)
-----------------------       ----    ----------      ---------      -------    ----------   ----------   -------   ---------
Phil Simpson                  1999    $  351,346      $  50,000        $  -         $  -       15,000      $  -     $ 10,753
Chairman, President and       1998    $  308,077      $ 146,475        $  -         $  -       11,000      $  -     $ 17,410
Chief Executive Officer       1997    $  270,192      $ 198,000        $  -         $  -       11,000      $  -     $ 16,636

Doyle R. Ramsey               1999    $  154,692      $  50,000        $  -         $  -       61,000      $  -     $ 17,416
Executive Vice                1998    $  113,308      $  45,281        $  -         $  -        6,000      $  -     $ 14,803
President and CFO             1997    $  105,769      $  52,272        $  -         $  -        5,500      $  -     $ 16,168

Todd T. Brown                 1999    $  146,154      $  37,523        $  -         $  -        6,000      $  -     $ 16,263
Vice President                1998    $  128,269      $  20,000        $  -         $  -        6,000      $  -     $ 16,369
Paperboard Operations         1997    $  118,846      $  32,720        $  -         $  -        5,500      $  -     $ 16,746

Lon D. Lewis                  1999    $  145,769      $  34,553        $  -         $  -        6,000      $  -     $ 16,260
Vice President                1998    $  126,269      $  20,000        $  -         $  -        6,000      $  -     $ 15,920
Paperboard Sales              1997    $  116,387      $  32,258        $  -         $  -        5,500      $  -     $  8,183
and Recycling

Geary D. Cribbs               1999    $  150,654      $  25,000        $  -         $  -       11,000      $  -     $ 16,415
Sr. Vice President            1998    $  133,173      $  76,850        $  -         $  -        6,000      $  -     $ 16,199
Gypsum                        1997    $  115,192      $  74,400        $  -         $  -        5,500      $  -     $ 17,369


(1) Bonuses earned with respect to a fiscal year are shown for that year, even if they were not paid until after the end of the fiscal year.

(2) In each case, perquisites and other personal benefits were less than 10% of the total of annual salary and bonus reported.

(3) Represents stock covered by stock options granted to the named persons pursuant to the Company's 1989 Long-Term Incentive Plan. No tandem or freestanding stock appreciation rights were granted.

(4) During 1999, the components of "All Other Compensation" were as follows: (a) employer contributions to the Company's Employee Stock Ownership Plan: Mr. Simpson - $6,449, Mr. Ramsey - $6,449, Mr. Brown - $6,294, Mr. Lewis - $6,238 and Mr. Cribbs - $6,449; and (b) employer contributions to the Company's 401(k) Plan: Mr. Simpson - $4,304, Mr. Ramsey - $10,967, Mr. Brown - $9,969, Mr. Lewis - $10,022 and Mr.
         Cribbs - $9,966.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides a summary of individual grants of stock options under the Company's 1989 Long-Term Incentive Plan made during the year ended June 30, 1999 to each of the named executive officers.

                                                                                        Potential Realizable Value
                                                                                        at Assumed Annual Rates of
                                                                                         Stock Price Appreciation
                                             Individual Grants                                for Option Term
                      -----------------------------------------------------------       --------------------------
                        Number of          % of Total
                        Securities           Options
                        Underlying         Granted to
                      Options Granted     Employees in     Base Price  Expiration
     Name                  (1)             Fiscal Year       ($/Sh)       Date           5% (6)          10% (7)
 ---------------      ---------------     ------------   ------------  ----------       --------        --------
 Phil Simpson            6,886(2)              3.14%     $   16.3625    10-29-03        $ 18,056        $ 52,291
                         8,114(3)              3.70%     $   14.875     10-29-03        $ 33,346        $ 73,686
 Doyle R. Ramsey        11,000(2)              5.01%     $   14.875     10-29-03        $ 45,207        $ 99,895
                        40,000(4)             18.22%     $   18.00      10-22-08        $232,903        $797,339
                        10,000(5)              4.56%     $   18.875     08-17-08        $118,704        $300,819
 Todd T. Brown           6,000(2)              2.73%     $   14.875     10-29-03        $ 24,658        $ 54,488
 Lon D. Lewis            6,000(2)              2.73%     $   14.875     10-29-03        $ 24,658        $ 54,488
 Geary D. Cribbs        11,000(2)              5.01%     $   14.875     10-29-03        $ 45,207        $ 99,895

(1)      No tandem or freestanding stock appreciation rights were granted.

(2) Incentive Stock Options are cumulatively exercisable in equal annual installments of 25% on the first, second, third and fourth anniversaries of the grant date.

(3) Mr. Simpson was granted options to purchase a total of 15,000 shares of the Common Stock under the Company's 1989 Long-Term Incentive Plan:
         6,886 Incentive Stock Options at an exercise price of $16.3625 per share, which equaled 110% of the closing market price of the Common Stock on the date of grant and 8,114 Non-Qualified Stock Options at an exercise price of $14.875 per share, the closing market price of the Common Stock on the date of grant.

(4) Mr. Ramsey was granted an option to purchase 40,000 Non-Qualified Stock Option shares at an exercise price of $18.00 per share. The option shall vest in full on the date that is six (6) years following the date of grant; provided, however, that, upon the earlier achievement of one or more performance vesting events, the option shall vest on an accelerated basis. The option shall not be exercisable except to the extent it has become vested. The option shall terminate on the date that is ten (10) years following the date of grant.

(5) Mr. Ramsey was granted an option to purchase 10,000 Non-Qualified Stock Option shares at an exercise price of $18.875 per share on August 17, 1998 in connection with his appointment as Executive Vice President of the Company. These options expire on August 17, 2008.

(6) Based on (i) an assumed stock price of $18.985 per share on October 29, 2003 for options expiring on October 29, 2003, (ii) an assumed stock price of $20.448 per share on October 22, 2008 for options expiring on October 22, 2008 and (iii) an assumed stock price of $30.745 per share on August 17, 2008 for options expiring on August 17, 2008.

(7) Based on (i) an assumed stock price of $23.956 per share on October 29, 2003 for options expiring on October 29, 2003 (ii) an assumed stock price of $34.558 per share on October 22, 2008 for options expiring on October 22, 2008 and (iii) an assumed stock price of $48.957 per share on August 17, 2008 for options expiring on August 17, 2008.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

         The following table provides a summary of exercises of stock options during the fiscal year ended June 30, 1999 by each of the named executive officers and the fiscal year-end value of unexercised stock options held by such persons.


                                                             Number of Securities
                                                            Underlying Unexercised              Value of Unexercised
                                                                  Options at                    In-the-Money Options
                                                               June 30, 1999 (1)                  at June 30, 1999
                                                       ------------------------------      ------------------------------
                          Shares
                         Acquired         Value
Name                    On Exercise      Realized      Exercisable      Unexercisable      Exercisable      Unexercisable
---------------         ---------       ---------      -----------      -------------      -----------      -------------
Phil Simpson                 0          $       0         13,750            31,500           $ 62,062         $  71,384
Doyle R. Ramsey            3,575        $  31,251          1,500            69,350           $      0         $  49,801
Todd T. Brown              1,100        $   5,575          8,650            14,350           $ 45,074         $  34,176
Lon D. Lewis                 0          $       0          4,150            13,250           $  7,349         $  26,376
Geary D. Cribbs              0          $       0          7,550            19,350           $ 34,150         $  49,801

(1) No tandem or freestanding stock appreciation rights were outstanding at June 30, 1999.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         None of the executives named in the Summary Compensation Table has an employment contract with the Company. The Company has established the Key Employee Continuation Plan (the "Continuation Plan") to encourage the continued retention and dedication of key employees. Each of the Company's executive officers is a participant. The Continuation Plan provides for a severance payment by the Company to a participant in the event of a change in control of the Company followed by his termination within one year thereafter (other than for cause, disability, death, retirement or voluntary resignation). The payment will equal the employee's average annual cash compensation for the five years (or portions thereof that he was employed by the Company) preceding the change in control multiplied by 150% in the case of Mr. Simpson and Mr. Ramsey and 100% in the case of each other executive.

OTHER EXECUTIVE COMPENSATION MATTERS

         During the year ended June 30, 1999 the Company made no performance unit or other awards to the executives named in the Summary Compensation Table under any plan or arrangement providing for compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, except the stock options described above and no such other awards were outstanding as of June 30, 1999.

         The Company does not maintain a defined benefit or actuarial plan in which its executive officers participate.

         During the year ended June 30, 1999 the Company did not adjust or amend the exercise price of stock options or stock appreciation rights previously awarded to any of the executives named in the Summary Compensation Table.

PERFORMANCE GRAPH

     The following line graph compares the five-year cumulative total stockholder return, assuming reinvestment of dividends, on the Company's Common Stock with the cumulative total return of (i) Standard & Poor's SmallCap 600 Stock Index and (ii) the Standard & Poor's Paper Products Index, for the period from June 30, 1994 through June 30, 1999, assuming an investment of $100 in the Company's Common Stock and each such index as of June 30, 1994.

                           TOTAL SHAREHOLDER RETURNS

                                               Base              Years Ending
                                              Period
Company / Index                                Jun94         Jun95        Jun96       Jun97       Jun98       Jun99
--------------------------------------------------------------------------------------------------------------------
REPUBLIC GROUP INC                              100          112.20       163.47      259.79      276.13      242.03
S&P SMALLCAP 600 INDEX                          100          120.36       151.67      184.57      220.48      215.39
PAPER & FOREST PRODUCTS                         100          113.15       154.10      222.66      237.04      188.31


                                    [GRAPH]

                         INDEPENDENT PUBLIC ACCOUNTANT

         The Company has selected Arthur Andersen LLP to be its independent public accountant for the fiscal year ending June 30, 2000. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and such representatives are expected to be available to respond to appropriate questions raised at the Meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934 REQUIRES THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS PERSONS WHO OWN MORE THAN TEN PERCENT OF A REGISTERED CLASS OF THE COMPANY'S EQUITY SECURITIES, TO FILE REPORTS OF OWNERSHIP AND CHANGES IN OWNERSHIP WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE NEW YORK STOCK EXCHANGE. EXECUTIVE OFFICERS, DIRECTORS AND GREATER THAN TEN PERCENT STOCKHOLDERS ARE REQUIRED BY THE SEC REGULATIONS TO FURNISH THE COMPANY WITH COPIES OF ALL SECTION 16(a) FORMS 3, 4 AND 5 WHICH THEY FILE.

         Based solely on its review of the copies of such forms received by the Company and written representations from certain reporting persons for the fiscal year ended June 30, 1999, the Company believes that all filing requirements applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were met.

                            STOCKHOLDERS' PROPOSALS

         Any stockholder submitting a proposal to be acted upon at the next Annual Meeting of Stockholders is required to make such submission to the executive offices of the Company not less than 120 days in advance of the mailing date of proxy material to stockholders. Based upon the mailing date of proxy material for the 1999 Annual Meeting, any such proposal should be submitted to, and received by, the Company prior to May 20, 2000.

                     SIGNATURES OF PROXIES IN CERTAIN CASES

         If a stockholder is a corporation, the accompanying proxy should be signed in its corporate name by an authorized officer and title should be indicated. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator of such decedent's estate. The executor or administrator should attach to the proxy appropriate instruments showing his qualifications and authority. Proxies signed by a person as agent, attorney, administrator, executor, guardian or trustee should indicate his title following his signature.

                            By Order of the Board of Directors



                            Janey L. Rife
                            Vice President, Treasurer and Secretary

Hutchinson, Kansas
September 20, 1999

                          REPUBLIC GROUP INCORPORATED
                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 28, 1999
                            YOUR VOTE IS IMPORTANT!

YOU CAN VOTE IN ONE OF THREE WAYS:

     1. Vote by Internet

     2. Vote by Phone

     3. Vote by mailing your proxy in the enclosed envelope

                                VOTE BY INTERNET

Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

     1. Read the accompanying Proxy Statement.

     2. Visit our Internet Voting site at http://www.umb.com/proxy and follow the instructions on the screen.

Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, October 27, 1999.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

                               VOTE BY TELEPHONE

Your telephone vote is quick, easy and immediate. Just follow these easy steps:

     1. Read the accompanying Proxy Statement.

     2. On a Touch-Tone Telephone call Toll Free 1-800-758-6973 and follow the instructions.

     3. When instructed, enter the Control Number, which is printed on the lower right-hand corner of your proxy card below.

     4. Follow the simple recorded instructions.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

IF YOU VOTE BY TELEPHONE, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

                            THANK YOU FOR YOUR VOTE

                       Cut or tear along perforated edge
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Republic Group Incorporated to be held on October 28, 1999 and the Proxy Statement in connection therewith, and (2) constitutes and appoints Talbot Rain, Phil Simpson, Gerald L. Ray and each of them (acting by majority, or if only one be present, then by that one alone), his attorneys and proxies, with full power of substitution and revocation to each, for and in the name, place and stead of the undersigned, to vote, and act with respect to, all of the shares of Common Stock, par value $1.00 per share, of Republic Group Incorporated standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting and at any adjournment(s) thereof, and especially to vote as designated below.

1. ELECTION OF DIRECTORS       FOR all nominees listed below (except as            WITHHOLD AUTHORITY to vote for all
                               marked to the contrary below). [ ]                  nominees below. [ ]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

01 C. William Claypool, 02 Bert A. Nelson, 03 Talbot Rain, 04 Gerald L. Ray, 05 Robert F. Sexton, 06 Phil Simpson, 07 L.L. Wallace, 08 David B. Yarbrough

2. In their discretion on any other matters as may properly come before the meeting or any adjournment(s) thereof.

                          REPUBLIC GROUP INCORPORATED
                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 28, 1999

                            YOUR VOTE IS IMPORTANT!

YOU CAN VOTE IN ONE OF THREE WAYS:

     1. Vote by Internet

     2. Vote by Phone

     3. Vote by mailing your proxy in the enclosed envelope

                                VOTE BY INTERNET

Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

     1. Read the accompanying Proxy Statement.

     2. Visit our Internet voting site at http://www.umb.com/proxy and follow the instructions on the screen.

Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, October 27, 1999.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

                               VOTE BY TELEPHONE

Your telephone vote is quick, easy and immediate. Just follow these easy steps:

     1. Read the accompanying Proxy Statement.

     2. On a Touch-Tone Telephone call Toll Free 1-800-758-6973 and follow the instructions.

     3. When instructed, enter the Control Number, which is printed on the lower right-hand corner of your proxy card below.

     4. Follow the simple recorded instructions.

Your Telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

IF YOU VOTE BY TELEPHONE, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.


                            THANK YOU FOR YOUR VOTE

                       Cut or tear along perforated edge
--------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.



                                        DATED                             , 1999
                                             -----------------------------

                                        PLEASE SIGN HERE
                                                        ------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Please sign exactly as your name
                                        appears. If shares are held by joint
                                        tenants, both must sign. If signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by an
                                        authorized officer. If a partnership,
                                        please sign in partnership name by
                                        authorized person.